UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  December 18, 2006

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service — Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(918)742-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 2.03 of this report on Form 8-K with respect to the entry into the Credit Agreement with Wells Fargo Bank, National Association and amendment and restatement of Credit Agreement with Bank of Oklahoma, National Association is incorporated to this Item 1.01 by reference.

ITEM 2.03                                      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

A.            On December 18, 2006, Helmerich & Payne, Inc. (“Registrant”) and Helmerich & Payne International Drilling Co. entered into a Credit Agreement with Wells Fargo Bank, National Association, as an Issuing Lender and Administrative Agent for a syndicate of other financial institutions.  The Credit Agreement provides for a $400 million senior unsecured revolving credit facility (“Facility”) available for borrowings with a sublimit of $100 million for issuance of letters of credit.  The Facility contains an accordion feature to increase the Facility by up to an additional $200 million subject to lender approval.  All borrowings shall accrue interest at floating rates with required interest payments ranging from one to six months.  Financial covenants in the Facility restrict Helmerich & Payne, Inc. to a total debt to total capitalization ratio of less than 50 percent and earnings before interest, taxes, depreciation and amortization must be a minimum of three times consolidated interest expense on a rolling 12 month basis.

To date, no borrowings have been made under the Facility.  However, two letters of credit totaling approximately $20.9 million have been transferred to the Facility.  Borrowed funds are to be used for general corporate purposes including the funding of capital expenditures.

B.            In conjunction with entering into the Facility (as described above in Item 2.03A.), the existing Credit Agreement among Helmerich & Payne, Inc., Helmerich & Payne International Drilling Co. and Bank of Oklahoma, National Association (“BOK”) was amended and restated to reduce such unsecured revolving credit facility from $50 million to $5 million.  All borrowings shall accrue interest at prime minus 1.75 percent with required quarterly interest payments.  Borrowed funds are to be used for general corporate purposes including the funding of capital expenditures.  BOK’s commitment to make loans under this facility expires 364 days from December 18, 2006.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

10.1                           Credit Agreement dated December 18, 2006, among Helmerich & Payne International Drilling Co., Helmerich & Payne, Inc. and Wells Fargo Bank, National Association

10.2                           First Amended and Restated Credit Agreement dated December 18, 2006, among Helmerich & Payne International Drilling Co., Helmerich & Payne, Inc. and Bank of Oklahoma, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Vice President

DATE: December 20, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement dated December 18, 2006, among Helmerich & Payne International Drilling Co., Helmerich & Payne, Inc. and Wells Fargo Bank, National Association

10.2	First Amended and Restated Credit Agreement dated December 18, 2006, among Helmerich & Payne International Drilling Co., Helmerich & Payne, Inc. and Bank of Oklahoma, National Association